Filed Pursuant to Rule 424(b)(3)
Registration No. 333-265029

Equitable Financial Life Insurance Company of America

Equitable Financial Life Insurance Company

Supplement dated August 14, 2024 to the current prospectus for Structured Capital Strategies® Income

This Supplement modifies certain information in the above-referenced Prospectus (the “Prospectus”). You should read this Supplement in conjunction with your Prospectus and retain it for future reference. This Supplement incorporates the Prospectus by reference. Unless otherwise indicated, all other information included in your Prospectus remains unchanged. The terms we use in this Supplement have the same meaning as in your Prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service center at 877-899-3743.

The following hereby amends and replaces the corresponding sections in “Appendix: Segment Interim Value”:

Examples: Segment Interim Value — Enhanced Upside Segments

Item	3-Year Segment	3-Year Segment
Segment Duration (in months)	36	36
Valuation Date (Months since Segment Start Date)	9	33
Segment Investment	$1,000	$1,000
Segment Buffer	-10%	-10%
Performance Cap Rate	39%	39%
Enhanced Upside Rate	110%	110%
Time to Maturity (in months)	27	3
Assuming the change in the Index Value is -10% (for example from 100.00 to 90.00)
Fair Value of Hypothetical Fixed Instrument	$888.59	$987.13
Fair Value of Hypothetical Derivatives	$19.33	-$27.27
Cap Calculation Factor	$18.00	$2.00
Sum of Above	$925.92	$961.87
Segment Interim Value	$925.92	$961.87
Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00)
Fair Value of Hypothetical Fixed Instrument	$888.59	$987.13
Fair Value of Hypothetical Derivatives	$175.88	$122.71
Cap Calculation Factor	$18.00	$2.00
Sum of Above	$1,082.47	$1,111.85
Segment Interim Value	$1,082.47	$1,111.85

The input values to the market standard model that have been utilized to generate the hypothetical examples above are as follows:

(1)	Implied volatilities are assumed: 17.7% (At-the-Money Call), 12.4% (Out-of-the-Money Call), and 19.4% (Out-of-the-Money Put).
(2)	Investment rate corresponding to remainder of Segment term is 5.39% (27 months to maturity) and 5.32% (3 months to maturity).
(3)	Swap rate corresponding to remainder of Segment term is 4.23% (27 months to maturity) and 4.7% (3 months to maturity).
(4)	Index dividend yield is 0.53% annually.

Examples: Effects of Withdrawals on Segment Interim Value — Enhanced Upside Segments

Item	3-Year Segment	3-Year Segment
Segment Duration (in months)	36	36
Valuation Date (Months since Segment Start Date)	9	33
Segment Investment	$1,000	$1,000
Segment Buffer	-10%	-10%
Performance Cap Rate	39%	39%
Enhanced Upside Rate	110%	110%
Time to Maturity (in months)	27	3
Amount Withdrawn(1)	$100	$100

Catalog #800159 (8/24)
SCS Income — NB/Semi-Annual	#875572

Assuming the change in the Index Value is -10% (for example from 100.00 to 90.00)
Segment Interim Value(2)	$925.92	$961.87
Percent Withdrawn(3)	10.80%	10.40%
New Segment Investment(4)	$892.00	$896.04
New Segment Interim Value(5)	$825.92	$861.87
Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00)
Segment Interim Value(2)	$1,082.47	$1,111.85
Percent Withdrawn(3)	9.24%	8.99%
New Segment Investment(4)	$907.62	$910.06
New Segment Interim Value(5)	$982.47	$1,011.85

(1)	Amount withdrawn is net of applicable withdrawal charge.
(2)	Segment Interim Value immediately before withdrawal.
(3)	Percent Withdrawn is equal to Amount Withdrawn divided by Segment Interim Value.
(4)	New Segment Investment is equal to the original Segment Investment ($1,000) multiplied by (1 – Percent Withdrawal).
(5)

New Segment Interim Value is equal to the calculated Segment Interim Value based on the new Segment Investment. It will also be equal to the Segment Interim Value multiplied by (1 – Percent Withdrawal).

Examples: Segment Interim Value — Loss Limiter Segments

Item	1-Year Segment	1-Year Segment
Segment Duration (in months)	12	12
Valuation Date (Months since Segment Start Date)	3	9
Segment Investment	$1,000	$1,000
Segment Buffer	-10%	-10%
Performance Cap Rate	11%	11%
Segment Investment Protection Level	90%	90%
Time to Maturity (in months)	9	3
Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00)
Fair Value of Hypothetical Fixed Instrument	$958.80	$986.80
Fair Value of Hypothetical Derivatives	$77.04	$81.75
Cap Calculation Factor	$6.75	$2.25
Sum of Above	$1,042.59	$1,070.79
Segment Interim Value	$1,042.59	$1,070.79
Assuming the change in the Index Value is -10% (for example from 100.00 to 90.00)
Fair Value of Hypothetical Fixed Instrument	$958.80	$986.80
Fair Value of Hypothetical Derivatives	-$4.99	-$20.94
Cap Calculation Factor	$6.75	$2.25
Sum of Above	$960.56	$968.11
Segment Interim Value	$960.56	$968.11

The input values to the market standard model that have been utilized to generate the hypothetical examples above are as follows:

(1)	Implied volatilities are assumed: 15.2% (At-the-Money Call), 12.6% (Out-of-the-Money Call), 18.6% (Out-of-the-Money Put), and 22.6% (Further-Out-of-the-Money Put).
(2)	Investment rate corresponding to remainder of Segment term is 5.61% (9 months to maturity) and 5.32% (3 months to maturity).
(3)	Swap rate corresponding to remainder of Segment term is 4.81% (9 months to maturity) and 4.70% (3 months to maturity).
(4)	Index dividend yield is 0.53% annually.

Examples: Effects of Withdrawals on Segment Interim Value — Loss Limiter Segments

Item	1-Year Segment	1-Year Segment
Segment Duration (in months)	12	12
Valuation Date (Months since Segment Start Date)	3	9
Segment Investment	$1,000	$1,000
Segment Buffer	-10%	-10%
Performance Cap Rate	11%	11%
Segment Investment Protection Level	90%	90%
Time to Maturity (in months)	9	3
Amount Withdrawn(1)	$100	$100
Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00)
Segment Interim Value(2)	$1,042.59	$1,070.79
Percent Withdrawn(3)	9.59%	9.34%
New Segment Investment(4)	$904.08	$906.61
New Segment Interim Value(5)	$942.59	$970.79
Assuming the change in the Index Value is -10% (for example from 100.00 to 90.00)
Segment Interim Value(2)	$960.56	$968.11
Percent Withdrawn(3)	10.41%	10.33%
New Segment Investment(4)	$895.89	$896.71
New Segment Interim Value(5)	$860.56	$868.11

(1)	Amount withdrawn is net of applicable withdrawal charge.
(2)	Segment Interim Value immediately before withdrawal.
(3)	Percent Withdrawn is equal to Amount Withdrawn divided by Segment Interim Value.
(4)	New Segment Investment is equal to the original Segment Investment ($1,000) multiplied by (1 – Percent Withdrawal).
(5)

New Segment Interim Value is equal to the calculated Segment Interim Value based on the new Segment Investment. It will also be equal to the Segment Interim Value multiplied by (1 – Percent Withdrawal).

Examples: Segment Interim Value — Loss Limiter Segments

Item	3-Year Segment	3-Year Segment
Segment Duration (in months)	36	36
Valuation Date (Months since Segment Start Date)	9	33
Segment Investment	$1,000	$1,000
Segment Buffer	-10%	-10%
Performance Cap Rate	27%	27%
Segment Investment Protection Level	95%	95%
Time to Maturity (in months)	27	3
Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00)
Fair Value of Hypothetical Fixed Instrument	$885.79	$986.80
Fair Value of Hypothetical Derivatives	$144.83	$110.62
Cap Calculation Factor	$22.50	$2.50
Sum of Above	$1,053.12	$1,099.92
Segment Interim Value	$1,053.12	$1,099.92
Assuming the change in the Index Value is -10% (for example from 100.00 to 90.00)
Fair Value of Hypothetical Fixed Instrument	$885.79	$986.80
Fair Value of Hypothetical Derivatives	$55.74	-$14.15
Cap Calculation Factor	$22.50	$2.50
Sum of Above	$964.02	$975.14
Segment Interim Value	$964.02	$975.14

The input values to the market standard model that have been utilized to generate the hypothetical examples above are as follows:

(1)	Implied volatilities are assumed: 17.7% (At-the-Money Call), 13.8% (Out-of-the-Money Call), 19.4% (Out-of-the-Money Put), and 20.3% (Further-Out-of-the-Money Put).
(2)	Investment rate corresponding to remainder of Segment term is 5.39% (27 months to maturity) and 5.32% (3 months to maturity).
(3)	Swap rate corresponding to remainder of Segment term is 4.23% (27 months to maturity) and 4.70% (3 months to maturity).
(4)	Index dividend yield is 0.70% annually.

Examples: Effects of Withdrawals on Segment Interim Value — Loss Limiter Segments

Item	3-Year Segment	3-Year Segment
Segment Duration (in months)	36	36
Valuation Date (Months since Segment Start Date)	9	33
Segment Investment	$1,000	$1,000
Segment Buffer	-10%	-10%
Performance Cap Rate	27%	27%
Segment Investment Protection Level	95%	95%
Time to Maturity (in months)	27	3
Amount Withdrawn(1)	$100	$100
Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00)
Segment Interim Value(2)	$1,053.12	$1,099.92
Percent Withdrawn(3)	9.50%	9.09%
New Segment Investment(4)	$905.04	$909.08
New Segment Interim Value(5)	$953.12	$999.92
Assuming the change in the Index Value is -10% (for example from 100.00 to 90.00)
Segment Interim Value(2)	$964.02	$975.14
Percent Withdrawn(3)	10.37%	10.25%
New Segment Investment(4)	$896.27	$897.45
New Segment Interim Value(5)	$864.02	$875.14

(1)	Amount withdrawn is net of applicable withdrawal charge.
(2)	Segment Interim Value immediately before withdrawal.
(3)	Percent Withdrawn is equal to Amount Withdrawn divided by Segment Interim Value.
(4)	New Segment Investment is equal to the original Segment Investment ($1,000) multiplied by (1 – Percent Withdrawal).
(5)

New Segment Interim Value is equal to the calculated Segment Interim Value based on the new Segment Investment. It will also be equal to the Segment Interim Value multiplied by (1 – Percent Withdrawal).

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